Exhibit 10.1

EXECUTION VERSION

TRANSITION SERVICES AGREEMENT

by and between

DTE ENERGY COMPANY

and

DT MIDSTREAM, INC.

Dated as of June 25, 2021

TABLE OF CONTENTS

		Page
ARTICLE I

Definitions

SECTION 1.01.	Definitions	1

ARTICLE II

Services

SECTION 2.01.	Provision of Services	4
SECTION 2.02.	Service Managers; Contacts	4
SECTION 2.03.	Personnel; Sub-Contractors	5
SECTION 2.04.	Standard of Performance	5
SECTION 2.05.	DISCLAIMER OF WARRANTIES	6
SECTION 2.06.	Service Amendments and Additions	6
SECTION 2.07.	No Management Authority	7

ARTICLE III

Migration Services

SECTION 3.01.	Migration Services	7

ARTICLE IV

Access and Security

SECTION 4.01.	Access; Cooperation	7
SECTION 4.02.	Security	8

ARTICLE V

Limitations

SECTION 5.01.	Upgrades	9
SECTION 5.02.	Consents	9
SECTION 5.03.	Compliance with Laws	9
SECTION 5.04.	Shutdowns; Interruptions	9
SECTION 5.05.	Force Majeure	10
SECTION 5.06.	Interim Basis Only	10
SECTION 5.07.	Third Parties	11

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ARTICLE VI

Intellectual Property and Data

SECTION 6.01.	Use of Intellectual Property	11
SECTION 6.02.	Ownership of Intellectual Property	11
SECTION 6.03.	Title to Intellectual Property; Title to Data	11
SECTION 6.04.	Third-Party Software	12

ARTICLE VII

Compensation

SECTION 7.01.	Compensation for Services	12
SECTION 7.02.	Payment Terms	12
SECTION 7.03.	Books and Records	13
SECTION 7.04.	Withholding	13
SECTION 7.05.	No Offset	14

ARTICLE VIII

Term

SECTION 8.01.	Commencement	14
SECTION 8.02.	Service Extension	14
SECTION 8.03.	Termination	14
SECTION 8.04.	Effect of Termination	15
SECTION 8.05.	Return of Books, Records and Files	15

ARTICLE IX

Indemnification; Limitation on Liability

SECTION 9.01.	Indemnification	15
SECTION 9.02.	Limitation on Liability	16

ARTICLE X

Other Covenants

SECTION 10.01.	Attorney-in-Fact	17

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TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of June 25, 2021, by and between DTE ENERGY COMPANY, a Michigan corporation (“DTE Energy”), and DT MIDSTREAM, INC., a Delaware corporation (“DT Midstream”).

RECITALS

WHEREAS, in connection with the contemplated Spin-Off of DT Midstream and concurrently with the execution of this Agreement, DTE Energy and DT Midstream are entering into a Separation and Distribution Agreement (the “Separation Agreement”);

WHEREAS, DT Midstream desires to obtain from DTE Energy, and DTE Energy desires to provide to DT Midstream, certain services, as more particularly described in this Agreement, for a limited period of time following the Spin-Off; and

WHEREAS, each of DTE Energy and DT Midstream desires to reflect the terms of their agreement with respect to such services.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by this Agreement, DTE Energy and DT Midstream, for themselves, their successors and assigns, agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Definitions. As used in this Agreement, the following terms have the following meanings:

“Additional Services” has the meaning ascribed thereto in Section 2.06(b).

“Affiliate” has the meaning ascribed thereto in the Separation Agreement.

“Agreement” has the meaning ascribed thereto in the preamble.

“Ancillary Agreements” has the meaning ascribed thereto in the Separation Agreement.

“Applicable Termination Date” means, with respect to each Service or Function, the date that is 24 months from the Distribution Date, or such earlier termination date specified with respect to such Service or Function, as applicable, in Schedule A.

“Change in Control Party” has the meaning ascribed thereto in Section 4.02(c).

“Change in Control Transaction” means the acquisition in any manner by any Person or “group” (within the meaning of Section 13(d) of the U.S. Securities Exchange Act of 1934) of (i) all or substantially all of the assets of a Party and its subsidiaries, taken as a whole, or (ii) more than 50% of a Party’s equity securities.

“Consents” has the meaning ascribed thereto in the Separation Agreement.

“Contact” means either the Provider Contact or the Receiver Contact, as the context requires.

“Control” means, with respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities or other interests, by Contract (as such term is defined in the Separation Agreement) or otherwise.

“Cost of Services” means, with respect to each Service or Function, the amount specified with respect to such Service or Function, as applicable, in Schedule A, to be paid by a Receiver in respect of such Service or Function to the Provider of such Service or Function.

“Dispute” has the meaning ascribed thereto in Section 11.01.

“Dispute Notice” has the meaning ascribed thereto in Section 11.01.

“Distribution” has the meaning ascribed thereto in the Separation Agreement.

“Distribution Date” has the meaning ascribed thereto in the Separation Agreement.

“DT Midstream” has the meaning ascribed thereto in the preamble.

“DT Midstream Business” has the meaning ascribed thereto in the Separation Agreement.

“DT Midstream Group” has the meaning ascribed thereto in the Separation Agreement.

“DT Midstream Indemnitees” has the meaning ascribed thereto in the Separation Agreement.

“DTE Energy” has the meaning ascribed thereto in the preamble.

“DTE Energy Business” has the meaning ascribed thereto in the Separation Agreement.

“DTE Energy Group” has the meaning ascribed thereto in the Separation Agreement.

“DTE Energy Indemnitees” has the meaning ascribed thereto in the Separation Agreement.

“Fixed Cost Services” means those Services for which specified amounts are listed as costs under the column titled “Monthly Cost to DTM” in Schedule A.

“Force Majeure Event” has the meaning ascribed thereto in Section 5.05.

“Function” means a business function identified in Schedule A.

“Governmental Authority” has the meaning ascribed thereto in the Separation Agreement.

“Group” means either the DTE Energy Group or the DT Midstream Group, as the context requires.

“Indemnitee” means a DTE Energy Indemnitee or a DT Midstream Indemnitee, as the context requires.

“Information” has the meaning ascribed thereto in the Separation Agreement.

“Insurance Proceeds” has the meaning ascribed thereto in the Separation Agreement.

“Interruption” has the meaning ascribed thereto in Section 5.04(b).

“Law” has the meaning ascribed thereto in the Separation Agreement.

“Liabilities” has the meaning ascribed thereto in the Separation Agreement.

“Migration Services” has the meaning ascribed thereto in Section 3.01.

“Party” means either party hereto, and “Parties” means both parties hereto.

“Person” has the meaning ascribed thereto in the Separation Agreement.

“Provider” means any member of the DTE Energy Group, in its capacity as the provider of any Services to any member of the DT Midstream Group.

“Provider Contact” has the meaning ascribed thereto in Section 2.02(b).

“Receiver” means any member of the DT Midstream Group, in its capacity as the receiver of any Services from any member of the DTE Energy Group.

“Receiver Contact” has the meaning ascribed thereto in Section 2.02(b).

“Sales Taxes” has the meaning ascribed thereto in Section 7.01(c).

“Separation Agreement” has the meaning ascribed thereto in the recitals.

“Service Extension” has the meaning ascribed thereto in Section 8.02.

“Service Manager” has the meaning ascribed thereto in Section 2.02(a).

“Services” means the individual services included within the various Functions identified in Schedule A.

“Shutdown” has the meaning ascribed thereto in Section 5.04(a).

“Spin-Off” has the meaning ascribed thereto in the Separation Agreement.

“Sub-Contractor” has the meaning ascribed thereto in Section 2.03(b).

“Third-Party Claim” has the meaning ascribed thereto in the Separation Agreement.

“U.S.” means the United States of America.

“Variable Cost Services” means those Services other than Fixed Cost Services, for which monthly costs are contingent on the time, material or service usage of the Receiver.

ARTICLE II

Services

SECTION 2.01. Provision of Services.

(a) Commencing immediately after the Distribution, DTE Energy shall, and shall cause the applicable members of the DTE Energy Group to, provide to DT Midstream and the applicable members of the DT Midstream Group the Services set forth in Schedule A in accordance with the terms of this Agreement.

(b) Commencing immediately after the Distribution, DT Midstream shall, and shall cause the applicable members of the DT Midstream Group to, pay, perform, discharge and satisfy, as and when due, its and their respective obligations as Receivers under this Agreement in accordance with the terms of this Agreement.

SECTION 2.02. Service Managers; Contacts.

(a) Each of DTE Energy and DT Midstream agrees to appoint an employee representative (each, a “Service Manager”) who shall have overall responsibility for implementing, managing and coordinating the Services pursuant to this Agreement on behalf of DTE Energy or DT Midstream, as applicable. The Service Managers shall consult and coordinate with each other on a regular basis, as needed, during the term of this Agreement.

(b) For each Service or Function set forth on Schedule A, the Provider and Receiver shall each appoint an employee representative (each, a “Provider Contact” or “Receiver Contact”, respectively) who shall have responsibility for implementing, managing and coordinating such Service or Function pursuant to this Agreement on behalf of the Provider or Receiver, as applicable.

(c) Initially, the Service Managers and Contacts shall be the individuals set forth on Schedule A. At any time upon notice given in accordance with Section 11.09, (i) either Party may change its designated Service Manager and (ii) any Provider or Receiver may change any of its designated Contacts.

SECTION 2.03. Personnel; Sub-Contractors.

(a) The Provider shall determine the personnel who shall perform the Services to be provided by it. All personnel providing Services shall remain at all times, and be deemed to be, employees or representatives solely of the Provider responsible to provide such Services (or its Affiliates or Sub-Contractors) for all purposes, and not to be employees or representatives of the Receiver. The Provider (or its Affiliates or Sub-Contractors) shall be solely responsible for payment of (i) all compensation, (ii) all income, disability, withholding and other employment taxes and (iii) all medical benefit premiums, vacation pay, sick pay and other employee benefits payable to or with respect to personnel who perform Services on behalf of such Provider. All such personnel shall be under the sole direction, control and supervision of the Provider and the Provider has the sole right to exercise all authority with respect to the employment, substitution, termination, assignment and compensation of such personnel.

(b) The Provider may, at its option, from time to time, delegate any or all of its obligations to perform Services under this Agreement to any one or more of its Affiliates or engage the services of other professionals, consultants or other third parties (each, a “Sub-Contractor”) in connection with the performance of the Services; provided, however, that (i) the Provider shall remain ultimately responsible for ensuring that its obligations with respect to the manner, scope, time frame, nature, quality and other aspects of the Services are satisfied with respect to any Services provided by any such Affiliate or Sub-Contractor and shall be liable for any failure of a Sub-Contractor to so satisfy such obligations (and any breaches of any provision hereof) and (ii) such Sub-Contractor agrees in writing to be bound by confidentiality provisions at least as restrictive to it as the terms of Section 11.04 of this Agreement. Except as agreed by the Parties in Schedule A or otherwise in writing, any costs associated with engaging the services of an Affiliate of the Provider or a Sub-Contractor shall not affect the Cost of Services payable by the Receiver under this Agreement, and the Provider shall remain solely responsible with respect to payment for such Affiliate’s or Sub-Contractor’s costs, fees and expenses.

SECTION 2.04. Standard of Performance.

(a) The Services shall be performed in substantially the same manner, scope, time frame, nature and quality, with the same care, and to the same extent and service level as such Services (or substantially similar services) were provided to the DT

Midstream Business immediately prior to the Distribution Date, unless the Services are being provided by a Sub-Contractor who is also providing the same services to the Provider or any other member of the DTE Energy Group, in which case the Services shall be performed for the Receiver in substantially the same manner, scope, time frame, nature and quality, with the same care, and to the same extent and service level as they are being performed for the Provider or such other member of the DTE Energy Group, as applicable. If the DTE Energy Business did not provide such Services (or substantially similar services) to the DT Midstream Business immediately prior to the Distribution Date, then the Provider shall use commercially reasonable efforts to perform the Services in a competent and professional manner generally consistent with industry standards. The Services shall be used solely for the operation of the DT Midstream Business for substantially the same purpose as used by the Receiver or any other applicable member of the DT Midstream Group on the date of this Agreement.

(b) The Parties acknowledge that the Provider may make changes from time to time in the manner of performing Services if the Provider is making similar changes in performing the same or substantially similar Services for itself or other members of the DTE Energy Group; provided, however, that, unless expressly contemplated in Schedule A, such changes shall not affect the Cost of Services for such Service payable by the Receiver under this Agreement or decrease the manner, scope, time frame, nature, quality or level of the Services provided to the Receiver, except upon prior written approval of the Receiver.

SECTION 2.05. DISCLAIMER OF WARRANTIES. WITHOUT LIMITATION TO THE COVENANTS RELATING TO THE PROVISION OF SERVICES SET FORTH IN SECTION 2.04, THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT ARE FURNISHED WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE. NO MEMBER OF THE DTE ENERGY GROUP MAKES ANY REPRESENTATION OR WARRANTY THAT ANY SERVICE COMPLIES WITH ANY LAW, DOMESTIC OR FOREIGN.

SECTION 2.06. Service Amendments and Additions.

(a) Subject to this Section 2.06, the Parties agree that the Services set forth in Schedule A constitute all of the Services to be provided by members of the DTE Energy Group as of the Distribution Date.

(b) DT Midstream may request DTE Energy to provide, or cause the applicable members of the DTE Energy Group to provide, amended or additional services that are not the Services identified in Schedule A as of the Distribution Date. In the event that DT Midstream desires to have DTE Energy, or the applicable members of the DTE Energy Group, provide additional services (“Additional Services”), DTE Energy, in its sole discretion, may agree to provide, or cause the applicable members of the DTE Energy Group to provide, such Additional Services.

(c) If DTE Energy agrees in writing to provide, or cause the applicable members of the DTE Energy Group to provide, Additional Services pursuant to this Section 2.06, then the Parties shall in good faith negotiate an amendment to Schedule A, which shall describe in detail the service or function, as applicable, project scope, term, price and payment terms to be charged for such Additional Services. Once agreed to in writing, the amendment to Schedule A shall be deemed part of this Agreement as of the date of such amendment and the Additional Services shall be deemed “Services” or “Function”, as applicable, provided hereunder, in each case subject to the terms and conditions of this Agreement.

SECTION 2.07. No Management Authority. Notwithstanding anything to the contrary contained in this Agreement (including Schedule A), no Provider (or any Affiliate or Sub-Contractor of a Provider) shall be authorized by, or shall have any responsibility under, this Agreement to make any management, business or regulatory decisions on behalf of any Receiver as part of providing the Services.

ARTICLE III

Migration Services

SECTION 3.01. Migration Services. The Provider shall, and shall use commercially reasonable efforts to cause its Affiliates and Sub-Contractors to, assist the Receiver in connection with the transition from the performance of Services by the Provider to the performance of such Services by the Receiver or third parties engaged by the Receiver, which efforts may include assistance with the transfer of records, segregation and migration of historical data, the transition to non-Provider systems and cooperation with and assistance to any third party consultants engaged by the Receiver in connection with the transition (“Migration Services”), taking into account (i) the need to minimize the cost of such transition and the disruption to the ongoing business activities of the Parties and their Affiliates and (ii) the rights and interests of protecting confidential Information and privilege in accordance with Sections 7.01(c) and 7.09 of the Separation Agreement. This Section 3.01 shall be in addition to, and shall not be deemed to limit, the provisions of Section 7.09(b) of the Separation Agreement.

ARTICLE IV

Access and Security

SECTION 4.01. Access; Cooperation. The Parties shall cooperate in good faith to the extent necessary or appropriate to facilitate the performance and receipt of the Services in accordance with the terms of this Agreement. Without limiting the generality of the foregoing, (i) each Party shall make available on a timely basis to the other Party all information and materials requested by such Party to the extent reasonably necessary for the performance or receipt of the Services, (ii) each Party shall, and shall cause the other members of its Group and their respective Sub-Contractors, if applicable, to, upon reasonable notice, give or cause to be given to the other Party, the other members of its Group and their respective Sub-Contractors, if applicable, reasonable access, during regular business hours and at such other times as are reasonably required, to the relevant premises and personnel to the extent reasonably necessary for the performance or receipt of the Services and (iii) each Party shall, and shall cause the other members of its Group and their respective Sub-Contractors, if applicable, to, give the other Party, the other members of its Group and their respective Sub-Contractors, if applicable, reasonable access to, and all necessary rights to utilize, the other Party’s, and its Group’s, information, facilities, personnel, assets, systems and technologies to the extent reasonably necessary for the performance or receipt of the Services.

SECTION 4.02. Security.

(a) Each Party shall, and shall cause the other members of its Group, their respective Sub-Contractors, if applicable, and the personnel thereof, to: (i) not attempt to obtain access to, use or interfere with any information technology systems of the other Party or any other member of its Group, or any confidential or competitively sensitive information owned, used or processed by the other Party, except to the extent reasonably necessary to do so to provide or receive Services; (ii) maintain reasonable security measures to protect the systems of the other Party and the other members of the other Party’s Group to which it has access pursuant to this Agreement from access by unauthorized third parties; and (iii) not disable, damage or erase or disrupt or impair the normal operation of the information technology systems of the other Party or any other member of its Group.

(b) Each Party shall (i) immediately notify the other Party of any confirmed misuse, disclosure or loss of, or inability to account for, any confidential or competitively sensitive information and any confirmed unauthorized access to the first Party’s facilities, systems or network; and such first Party shall investigate such confirmed security incidents and reasonably cooperate with the other Party’s incident response team, supplying logs and other necessary information to mitigate and limit the damages resulting from such a security incident; provided that such other Party agrees to reimburse the first Party for time spent and actual travel expenses incurred in connection with any such investigation; and (ii) subject to applicable Law, use commercially reasonable efforts to comply with any reasonable requests to assist such other Party with its electronic discovery obligations related to the Services; provided that such other Party agrees to reimburse the first Party for time spent and actual travel expenses incurred in connection with such response.

(c) If either Party is party to a Change in Control Transaction (“Change in Control Party”), such Change in Control Party shall promptly, but no later than 30 days prior to the close of the Change in Control Transaction, return to the other Party or permanently delete and destroy all confidential Information in its possession pertaining to the other Party, other than such Information electronically preserved or recorded within any computerized data storage device or component (including any hard drive or database) pursuant to automatic or routine backup procedures generally accessible only by legal, IT or compliance personnel, which such Information shall not be used by the Change in Control Party for any other purpose. Upon the request of the other Party, the Change in Control Party shall provide confirmation of such deletion or destruction, if any.

ARTICLE V

Limitations

SECTION 5.01. Upgrades. The Provider shall have no obligation to purchase, upgrade, enhance or otherwise modify any computer hardware, software or network environment currently used by the Provider (or any Affiliate or Sub-Contractor of such Provider), or to provide any support or maintenance services for any computer hardware, software or network environment that has been upgraded, enhanced or otherwise modified from the computer hardware, software or network environments that are currently used by the Provider (or any Affiliate or Sub-Contractor of such Provider).

SECTION 5.02. Consents.

(a) Nothing in this Agreement shall be deemed to require the provision of any Service by any Provider (or any Affiliate or Sub-Contractor of a Provider) to any Receiver if the provision of such Service requires the Consent of any Person (including any Governmental Authority), whether under applicable Law, by the terms of any contract to which such Provider or any other member of the DTE Energy Group is a party or otherwise, unless and until, subject to the last sentence of Section 5.02(c), such Consent has been obtained.

(b) The Provider shall use commercially reasonable efforts to obtain as promptly as possible any Consent of any Person that may be necessary for the performance of the Provider’s obligations pursuant to this Agreement. Any fees, expenses or extra costs incurred in connection with obtaining any such Consents shall be paid by the Receiver, and the Receiver shall use commercially reasonable efforts to provide assistance as necessary in obtaining such Consents.

(c) In the event that the Consent of any Person, if required in order for the Provider to provide Services, is not obtained reasonably promptly after the Distribution, the Provider shall notify the Receiver and the Parties shall cooperate in devising an alternative manner for the provision of the Services affected by such failure to obtain such Consent and the Cost of Services associated therewith, such alternative manner and Cost of Services to be reasonably satisfactory to both Parties and agreed to in writing. If the Parties elect such an alternative plan, the Provider shall provide the Services in such alternative manner and the Receiver shall pay for such Services based on the alternative Cost of Services.

SECTION 5.03. Compliance with Laws. The Services shall not include, and no Provider (or any Affiliate or Sub-Contractor of a Provider) shall be obligated to provide, any service the provision of which to the Receiver following the Distribution would constitute a violation of any Law.

SECTION 5.04. Shutdowns; Interruptions.

(a) If the Provider determines that it is necessary or appropriate to temporarily suspend a Service due to scheduled or emergency maintenance, modification,

repairs, alterations or replacements (any such event, a “Shutdown”), the Provider shall use commercially reasonable efforts to provide the Receiver with reasonable prior notice of such Shutdown (including information regarding the nature and the projected length of such Shutdown), unless it is not reasonably practicable under the circumstances to provide such prior notice, and thereafter such Provider shall use commercially reasonable efforts to cooperate with the Receiver to minimize any impact on the Services caused by such Shutdown.

(b) The Parties acknowledge that there may be unanticipated temporary interruptions in the provision of a Service (any such event, an “Interruption”). The Provider shall use commercially reasonable efforts to provide the Receiver with notice of such Interruption as soon as possible (including information regarding the nature and the projected length of such Interruption), and thereafter such Provider shall use commercially reasonable efforts to cooperate with the Receiver to minimize any impact on the Services caused by such Interruption. The Provider shall not be excused from performance if it fails to use commercially reasonable efforts to remedy the situation causing such Interruption.

(c) In the event the obligations of the Provider to provide a Service are suspended in accordance with this Section 5.04, neither the Provider nor any other member of its Group shall have any liability to the Receiver arising out of or resulting from such suspension of the Provider’s provision of such Service, except to the extent resulting from a breach by the Provider of any agreement or covenant required to be performed or complied with by the Provider pursuant to this Section 5.04 (but subject to the other limitations on liability set forth in this Agreement).

SECTION 5.05. Force Majeure. In the event the performance of any terms or provisions hereof is delayed or prevented, in whole or in part, because of or related to compliance with any Law or requirement of any national securities exchange, or because of riot, war, public disturbance, public health event, strike, labor dispute, fire, explosion, storm, flood, act of God or act of terrorism that is not within the control of the Provider whose performance is interfered with and which by the exercise of reasonable diligence the Provider is unable to prevent, or for any other reason which is not within the control of the Provider whose performance is interfered with and which by the exercise of reasonable diligence the Provider is unable to prevent (each, a “Force Majeure Event”), then upon prompt written notice, stating the date and extent of such interference and the Force Majeure Event which is the cause thereof, by the Provider to the Receiver, the Provider shall be excused from its obligations hereunder during the period such Force Majeure Event or its effects continue, and no liability shall attach against the Provider on account thereof; provided, however, that the Provider shall promptly resume the required performance upon the cessation of the Force Majeure Event or its effects. No Provider shall be excused from performance under this Section 5.05 if such Provider fails to use commercially reasonable efforts to avoid the effects of the Force Majeure Event and remove the cause and effects of the Force Majeure Event.

SECTION 5.06. Interim Basis Only. DT Midstream acknowledges that the purpose of this Agreement is for DT Midstream to receive, and DTE Energy to provide, the Services on an interim basis and that the Services provided hereunder are transitional in nature. During the term of this Agreement, DT Midstream agrees to work diligently and expeditiously to establish its own logistics, infrastructure and systems to enable a transition to its own internal organization or other third-party providers of the Services and agrees to use its commercially reasonable efforts to reduce or eliminate its dependency on the DTE Energy’s provision of the Services as soon as is reasonably practicable.

SECTION 5.07. Third Parties. Notwithstanding anything to the contrary herein, the Provider (and the Affiliates and Sub-Contractors of the Provider) shall not be required to perform or to cause to be performed any of the Services for the benefit of any third party or any other Person other than the Receiver.

ARTICLE VI

Intellectual Property and Data

SECTION 6.01. Use of Intellectual Property. Each Party, on behalf of itself and the other members of its Group, hereby grants to the members of the other Party’s Group and to their respective Affiliates and Sub-Contractors, if applicable, providing the Services under this Agreement a nonexclusive, nontransferable, world-wide, royalty-free, sublicensable license, for the term of this Agreement, to use the intellectual property owned by such Party and the other members of its Group solely to the extent necessary for the other Party, the other members of its Group and their respective Affiliates and Sub-Contractors, if applicable, to perform their obligations hereunder.

SECTION 6.02. Ownership of Intellectual Property.

(a) Subject to the terms of the Separation Agreement, the Provider acknowledges and agrees that it shall acquire no right, title or interest (including any license rights or rights of use) to any work product resulting from the provision of Services hereunder for the Receiver’s exclusive use and such work product shall remain the exclusive property of the Receiver. To the extent title to any such work product vests in the Provider by operation of Law, DTE Energy hereby assigns (and shall cause any such Provider, and any Affiliate or Sub-Contractor of such Provider, to assign) to the applicable Receiver all right, title and interest in and to such work product, and the Provider shall (and shall cause any Affiliate or Sub-Contractor of such Provider to) provide such assistance and execute such documents as the Receiver may reasonably request to assign to such Receiver all right, title and interest in and to such work product.

(b) The Receiver acknowledges and agrees that it shall acquire no right, title or interest (other than a non-exclusive, perpetual, royalty-free worldwide right of use) to any work product resulting from the provision of Services hereunder that is not for the Receiver’s exclusive use and such work product shall remain the exclusive property of the Provider.

SECTION 6.03. Title to Intellectual Property; Title to Data. DT Midstream acknowledges that (i) except as otherwise expressly provided herein, all procedures, methods, systems, strategies and other intellectual property used by the

Provider in connection with the provision of Services shall remain the property of such Provider and shall at all times be under the sole direction and control of such Provider and (ii) it shall acquire no right, title or interest (including any license rights or rights of use) in any firmware or software, or the licenses therefor that are owned by the Provider or its Affiliates, by reason of the provision of the Services hereunder, except as expressly provided in Section 6.01 and Section 8.05.

SECTION 6.04. Third-Party Software. Each Party acknowledges that it may be necessary to make proprietary and/or third-party software available to the other Party in the course and for the purpose of performing and receiving the Services. Each Party (i) shall comply with the license restrictions applicable to any and all proprietary or third-party software made available to such Party by the other Party in the course of the provision and receipt of Services hereunder, (ii) acknowledges receipt of the license terms of use applicable to all proprietary or third-party software in its possession as of the Distribution Date and (iii) agrees that it shall be responsible for providing to the other Party a copy of the applicable license terms (or, solely with respect to open source software or other software with publicly available license terms, information sufficient to direct such other Party to a copy thereof) for any and all proprietary or third-party software first made available to such other Party after the Distribution Date, solely to the extent such provision would not violate the providing Party’s duty of confidentiality owed to any third party.

ARTICLE VII

Compensation

SECTION 7.01. Compensation for Services.

(a) As compensation for each Service or Function rendered pursuant to this Agreement, the Receiver shall be required to pay to the Provider the Cost of Services specified for such Service or Function in Schedule A.

(b) During the term of this Agreement, the Cost of Service for a Service or Function may increase to the extent of any increase in the applicable Cost of Services during a Service Extension, in accordance with Section 8.02.

(c) The amount of any actual and documented sales tax, value-added tax, goods and services tax or similar tax that is required to be assessed and remitted by the Provider in connection with the Services provided hereunder (“Sales Taxes”) shall be promptly paid to the Provider by the Receiver in accordance with Section 7.02. Such payment shall be in addition to the Cost of Services set forth in Schedule A (unless such Sales Tax is expressly already accounted for in the applicable Cost of Services).

SECTION 7.02. Payment Terms.

(a) The Provider shall bill the Receiver monthly, on or around the 15th of each month, or at such other interval specified with respect to a particular Service or Function in Schedule A, an amount equal to the aggregate Cost of Services due for (i) all Fixed Cost Services provided (or to be provided) in such month (whether performed prior to or after the date of such invoice) and (ii) all Variable Cost Services provided in the immediately preceding month, in each case, subject to any other specified interval, as applicable, plus any Sales Taxes. Invoices shall be directed to the Receiver Contact set forth on Schedule A opposite such Service or Function, or to such other Person designated in writing from time to time by such Receiver Contact. The Receiver shall pay such amount in full within 15 business days after receipt of each invoice by wire transfer of immediately available funds in U.S. Dollars to the account designated by the Provider for this purpose. Each invoice shall set forth in reasonable detail the calculation of the charges and amounts and applicable Sales Taxes, for each Service or Function during the month or other specified interval to which such invoice relates. In addition to any other remedies for non-payment, if any payment is not received by the Provider on or before the date such amount is due, then a late payment interest charge, calculated at a 2.0% per annum rate, shall immediately begin to accrue and any such late payment interest charges shall become immediately due and payable in addition to the amount otherwise owed under this Agreement. The Parties shall cooperate to achieve an invoicing structure that minimizes taxes for both Parties, including by implementing a local to local invoicing structure where applicable.

(b) Any objection to the amount of any invoice shall be deemed to be a Dispute hereunder subject to the provisions applicable to Disputes set forth in Section 11.01.

SECTION 7.03. Books and Records. DTE Energy shall, and shall cause the other members of the DTE Energy Group to, maintain complete and accurate books of account as necessary to support calculations of the Cost of Services for the Services rendered by it or the other members of the DTE Energy Group and shall make such books available to DT Midstream, upon reasonable notice, during normal business hours; provided, however, that to the extent DTE Energy’s books, or the books of the other members of the DTE Energy Group, contain Information relating to any other aspect of the DTE Energy Business, the Parties shall negotiate a procedure to provide DT Midstream with necessary access while preserving the confidentiality of such other records.

SECTION 7.04. Withholding. Any and all payments made under this Agreement by the Receiver shall be made free and clear of, and without deduction or withholding for or on account of, any taxes, except as required by applicable Law. To the extent any taxes are so deducted or withheld and paid over to the appropriate Governmental Authority, such taxes shall be treated as having been paid to the Provider for purposes of this Agreement; provided, however, that the Receiver shall notify the Provider in writing of any anticipated withholding at least 15 business days prior to making any such deduction or withholding and shall cooperate with the Provider in obtaining any available exemption from or reduction of such deduction or withholding. The Receiver shall promptly provide to the Provider tax receipts or other documents evidencing the payment of any such deducted or withheld amount to the applicable Governmental Authority. The Parties shall use, and shall cause their respective Affiliates to use, commercially reasonable efforts to minimize Sales Taxes and taxes otherwise required to be deducted or withheld by the Receiver hereunder.

SECTION 7.05. No Offset. No Receiver shall withhold any payments to the Provider under this Agreement in order to offset payments due to such Receiver pursuant to this Agreement, the Separation Agreement, any other Ancillary Agreement or otherwise, unless such withholding is mutually agreed by the Parties or is provided for in the final ruling of a court having jurisdiction pursuant to Section 11.06. Any required adjustment to payments due hereunder shall be made as a subsequent invoice.

ARTICLE VIII

Term

SECTION 8.01. Commencement. This Agreement is effective as of the date hereof and shall remain in effect with respect to a particular Service or Function until the occurrence of the Applicable Termination Date applicable to such Service or Function (or, subject to the terms of Section 8.02, the expiration of any Service Extension applicable to such Service or Function), unless earlier terminated (i) in its entirety or with respect to a particular Service or Function, in each case in accordance with Section 8.03, or (ii) by mutual consent of the Parties. Notwithstanding anything to the contrary contained herein, if the Separation Agreement shall be terminated in accordance with its terms, this Agreement shall be automatically terminated and void ab initio with no further action by the Parties and shall be of no force and effect.

SECTION 8.02. Service Extension. If the Receiver reasonably determines that it will require a Service to continue beyond the Applicable Termination Date or the end of a subsequent extension period, the Receiver may request the Provider to extend the term of such Service for the desired renewal period(s) (each, a “Service Extension”) by written notice to the Provider no less than 45 days prior to the end of the then-current Service term. The Provider shall respond in its sole discretion to any such request for a Service Extension within 15 days of receipt of such request. The Parties shall amend the terms of Schedule A to reflect the new Service term and Cost of Services to the extent mutually agreed in writing, following such agreement relating to a Service Extension, subject to the conditions set forth in this Section 8.02. Each such amended Schedule A, as agreed to in writing by the Parties, shall be deemed part of this Agreement as of the date of such agreement.

SECTION 8.03. Termination.

(a) If the Provider or Receiver materially breaches any of its respective obligations under this Agreement (and the period for resolution of the Dispute relating to such breach set forth in Section 11.01 has expired), the non-breaching Provider or Receiver, as applicable, may terminate this Agreement with respect to the Service for which such obligations are owed, effective upon not less than 30 days’ written notice of termination to the breaching Party, if the breaching Party does not cure such default within 30 days after receiving written notice thereof from the non-breaching Party. The termination of this Agreement with respect to any Service pursuant to this Section 8.03 shall not affect the Parties’ rights or obligations under this Agreement with respect to any other Service.

(b) Except as otherwise provided by Law, either Party may terminate this Agreement upon written notice to the other Party if the other Party makes a general assignment for the benefit of creditors or becomes insolvent, or a receiver is appointed for, or a court approves reorganization or arrangement proceedings on, such Party.

(c) Except as otherwise provided in this Agreement or Schedule A, a Receiver shall be entitled to terminate one or more Services being provided by any Provider for any reason or no reason at all, upon, as applicable (i) not less than 30 days’ prior written notice for Services with an Applicable Termination Date (as specified with respect to such Service in Schedule A as of the date hereof) that is less than or equal to 12 months after the Distribution Date or (ii) not less than 90 days’ prior written notice for Services with an Applicable Termination Date (as specified with respect to such Service in Schedule A as of the date hereof) that is more than 12 months after the Distribution Date.

SECTION 8.04. Effect of Termination. In the event of any termination of this Agreement in its entirety or with respect to any Service or Function, each Provider and Receiver shall remain liable for all of their respective obligations that accrued hereunder prior to the date of such termination, including all obligations of each Receiver to pay any amounts due to any Provider hereunder.

SECTION 8.05. Return of Books, Records and Files. Upon the request of the Receiver after the termination of a Service with respect to which the Provider holds books, records or files, including current and archived copies of computer files, (i) owned solely by the Receiver or its Affiliates and used by the Provider in connection with the provision of a Service pursuant to this Agreement or (ii) created by the Provider and in the Provider’s possession as a function of and relating solely to the provision of Services pursuant to this Agreement, such books, records and files shall either be returned to the Receiver or deleted or destroyed by the Provider, other than such books, records and files electronically preserved or recorded within any computerized data storage device or component (including any hard drive or database) pursuant to automatic or routine backup procedures generally accessible only by legal, IT or compliance personnel, which such books, records and files shall not be used by the Provider for any other purpose. Upon the request of the Receiver, the Provider shall provide confirmation of such deletion or destruction, if any. The Receiver shall bear the Provider’s reasonable, necessary and actual out-of-pocket costs and expenses associated with the return or destruction of such books, records or files. At its expense, the Provider may make one copy of such books, records or files for its legal files.

ARTICLE IX

Indemnification; Limitation on Liability

SECTION 9.01. Indemnification. DT Midstream, on behalf of each member of the DT Midstream Group in its capacity as a Receiver, shall indemnify, defend and hold harmless DTE Energy and the other DTE Energy Indemnitees from and against any and all Liabilities incurred by such DTE Energy Indemnitee and arising out of, in connection with or by reason of this Agreement or any Services provided by any member of the DTE Energy Group hereunder, except to the extent such Liabilities arise out of a DTE Energy Group member’s (i) breach of this Agreement, (ii) violation of any Laws in providing any Services, (iii) violation of third-party rights (including such third-party rights embodied in patents, trademarks, copyrights and trade secrets) in providing any Services or (iv) gross negligence or willful misconduct in providing any Services.

SECTION 9.02. Limitation on Liability.

(a) Neither DTE Energy, in its capacity as a Provider, nor any other member of the DTE Energy Group acting in the capacity of a Provider, nor any Indemnitee thereof, shall be liable (whether such liability is direct or indirect, in contract or tort or otherwise) to DT Midstream (or any DT Midstream Indemnitee) for any Liabilities arising out of, related to or in connection with or by reason of this Agreement or any Services provided hereunder, except to the extent that such Liabilities arise out of such DTE Energy Indemnitee’s (i) breach of this Agreement, (ii) violation of any Laws in providing the Services, (iii) violation of third-party rights (including such third-party rights embodied in patents, trademarks, copyrights and trade secrets) in providing any Services or (iv) gross negligence or willful misconduct in providing any Services; provided that nothing in this Section 9.02(a) shall be deemed to limit the rights of DT Midstream or any other member of the DT Midstream Group under Section 9.02(e), in its capacity as a Receiver, regarding Insurance Proceeds in respect of Third-Party Claims.

(b) IN NO EVENT SHALL DTE ENERGY, IN ITS CAPACITY AS A PROVIDER, NOR ANY OTHER MEMBER OF THE DTE ENERGY GROUP ACTING IN THE CAPACITY OF A PROVIDER, NOR ANY INDEMNITEE THEREOF, BE LIABLE, WHETHER IN CONTRACT, IN TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE TO DT MIDSTREAM (OR ANY DT MIDSTREAM INDEMNITEE) FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES (INCLUDING LOSS OF PROFITS) AS A RESULT OF ANY BREACH, PERFORMANCE OR NON-PERFORMANCE BY SUCH PROVIDER UNDER THIS AGREEMENT, EXCEPT AS MAY BE PAYABLE TO A CLAIMANT IN A THIRD-PARTY CLAIM.

(c) THE TOTAL LIABILITY OF THE DTE ENERGY GROUP MEMBERS, IN THEIR CAPACITY AS PROVIDERS, TO THE DT MIDSTREAM GROUP ARISING OUT OF, RELATED TO OR IN CONNECTION WITH OR BY REASON OF THIS AGREEMENT OR ANY SERVICES PROVIDED HEREUNDER FOR ANY CLAIM SHALL NOT EXCEED IN THE AGGREGATE AN AMOUNT EQUAL TO THE TOTAL AMOUNT PAID TO IT FOR SERVICES UNDER THIS AGREEMENT; PROVIDED, HOWEVER, THAT, NOTWITHSTANDING THE FOREGOING, IN THE CASE OF ANY LIABILITY TO THE DT MIDSTREAM GROUP ARISING OUT OF A THIRD-PARTY CLAIM, THE TOTAL LIABILITY OF THE DTE ENERGY GROUP MEMBERS, IN THEIR CAPACITY AS PROVIDERS, TO THE DT MIDSTREAM GROUP SHALL BE INCREASED BY AN AMOUNT EQUAL TO THE AMOUNT, IF ANY, OF ANY INSURANCE PROCEEDS THAT ARE ACTUALLY RECEIVED BY SUCH PROVIDER IN ACCORDANCE WITH SECTION 9.02(e).

(d) DT Midstream understands and agrees that the Parties have allocated responsibilities and risks of loss and limited liabilities of the Parties as stated in this Agreement based on the recognition that DTE Energy is not in the business of providing the Services to third parties. Such allocations and limitations are fundamental elements of the basis of the bargain between the Parties and DTE Energy would not be able or willing to provide the Services without the protections provided by such allocations and limitations. DT Midstream acknowledges (on behalf of each member of the DT Midstream Group in its capacity as a Receiver, and any Indemnitee thereof) that (i) neither DTE Energy nor the other members of the DTE Energy Group is a commercial provider of the Services provided herein, (ii) DTE Energy is providing, or causing the other members of the DTE Energy Group to provide, the Services in connection with the Spin-Off and (iii) this Agreement is not intended by the Parties to have DTE Energy or any other member of the DTE Energy Group manage and operate the DT Midstream Business, in lieu of DT Midstream or any other DT Midstream Indemnitee. The Parties agree that the foregoing shall be taken into consideration in any claim made under this Agreement.

(e) If the Provider, in its capacity as such, or any other Indemnitee thereof, shall be liable to DT Midstream for any Liability arising out of a Third-Party Claim arising out of, related to or in connection with or by reason of this Agreement or any Services provided hereunder, such Provider, at the request of such Indemnitee, shall use commercially reasonable efforts to pursue and recover any available Insurance Proceeds under applicable insurance policies. Promptly upon the actual receipt of any such Insurance Proceeds, such Provider shall pay such Insurance Proceeds to the applicable Indemnitee to the extent of the Liability arising out of such Third-Party Claim. The Indemnitee shall, upon the request of such Provider and to the extent permitted under such Provider’s applicable insurance policies, promptly pay directly to such Provider or to such Provider’s insurer any reasonable costs or expenses incurred in the collection of such Indemnitee’s portion of such Insurance Proceeds (including such Indemnitee’s portion of applicable retentions or deductibles); provided, however, that in no event shall an Indemnitee’s portion of such collection costs and expenses, applicable retentions and deductibles exceed the amount of Insurance Proceeds actually received by such Indemnitee.

ARTICLE X

Other Covenants

SECTION 10.01. Attorney-in-Fact. On a case-by-case basis, the Receiver shall execute documents necessary to appoint the Provider as its attorney-in-fact for the sole purpose of executing any and all documents and instruments reasonably required to be executed in connection with the performance by the Provider of any Service under this Agreement.

ARTICLE XI

Miscellaneous

SECTION 11.01. Disputes. Except as otherwise provided in this Agreement, the Parties shall resolve all disputes arising under or in connection with this Agreement (each, a “Dispute”) in accordance with the following procedures (including, for the avoidance of doubt, any Dispute relating to payments with respect to the Services). All Disputes shall be first considered in person, by teleconference or by video conference within five business days after receipt of notice from either Party specifying the nature of the Dispute (a “Dispute Notice”) by the Service Managers and, if such Dispute concerns a particular Service or Function, the Contacts whose names are set forth on Schedule A opposite such Service or Function. If any Dispute is not resolved by the Service Managers, and such Contacts, if any, within 10 business days after receipt of a Dispute Notice, then, upon the written request of either Party, each Party shall designate a representative who does not spend a substantial portion of his or her time on activities relating to this Agreement to meet in person, by teleconference or by video conference with the other Party’s designated representative for the purpose of resolving the Dispute. The designated representatives shall negotiate in good faith to resolve the Dispute. If they do not resolve the Dispute within 10 business days after the date the Dispute was referred to them, the Parties may pursue any other rights, remedies or actions that may be available to them under this Agreement or at Law.

SECTION 11.02. Separation Agreement. The Parties agree that, in the event of a conflict between the terms of this Agreement and the Separation Agreement with respect to the subject matter hereof, the terms of this Agreement shall govern.

SECTION 11.03. Relationship of Parties. Nothing in this Agreement shall be deemed or construed by the Parties or any third party as creating a relationship of principal and agent, partnership or joint venture between the Parties, between Providers and Receiver or with any individual providing Services, it being understood and agreed that no provision contained herein, and no act of any Party or members of their respective Groups, shall be deemed to create any relationship between the Parties or members of their respective Groups other than the relationship set forth herein. Each Party and each Provider shall act under this Agreement solely as an independent contractor and not as an agent or employee of any other Party or any of such Party’s Affiliates.

SECTION 11.04. Confidentiality. Each Party hereby acknowledges that confidential Information of such Party or members of its Group may be exposed to employees and agents of the other Party or its Group as a result of the activities contemplated by this Agreement. Each Party agrees, on behalf of itself and its Affiliates, that such Party’s obligation (and the obligation of members of its Group) to use and keep confidential such Information of the other Party or its Group shall be governed by Sections 7.01(c) and 7.09 of the Separation Agreement.

SECTION 11.05. Counterparts; Entire Agreement.

(a) This Agreement may be executed in one or more counterparts, all of which counterparts shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party. This Agreement may be executed by electronic or PDF signature and scanned and exchanged by electronic mail, and such electronic or PDF signature shall constitute an original for all purposes.

(b) This Agreement, the Separation Agreement, the other Ancillary Agreements and any Appendices, Exhibits and Schedules hereto and thereto contain the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, and there are no agreements or understandings between the Parties with respect to the subject matter hereof other than those set forth or referred to herein or therein.

SECTION 11.06. Governing Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each Party irrevocably consents to the exclusive jurisdiction, forum and venue of the Delaware Court of Chancery (and if the Delaware Court of Chancery shall be unavailable, any Delaware State court or the federal court sitting in the State of Delaware) over any and all claims, disputes, controversies or disagreements between the Parties or any of their respective Affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby or thereby, including their execution, performance or enforcement, whether in contract, tort or otherwise. Each of the Parties hereby agrees that it shall not assert, and shall hereby waive, any claim or right or defense that it is not subject to the jurisdiction of such courts, that the venue is improper, that the forum is inconvenient or any similar objection, claim or argument. Each Party agrees that a final judgment in any legal proceeding resolved in accordance with this Section 11.06 be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY SERVICES PROVIDED HEREUNDER.

SECTION 11.07. Assignability. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of Law or otherwise by either Party without the prior written consent of the other Party. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, DTE Energy may assign this Agreement without consent in connection with (i) a merger transaction in which such Party is not the surviving entity and the surviving entity acquires or assumes all or substantially all of such Party’s assets or (ii) the sale of all or substantially all of such Party’s assets; provided, however, that the assignee expressly assumes in writing all of the obligations of the assigning Party under this Agreement, and the assigning Party provides written notice and evidence of such assignment and assumption to the non-assigning Party as promptly as practicable following the assignment. Nothing in this Section 11.07 shall affect or impair a Provider’s ability to delegate any or all of its obligations under this Agreement to one or more Affiliates or Sub-Contractors pursuant to Section 2.03(b).

SECTION 11.08. Third-Party Beneficiaries. Except for the indemnification rights under this Agreement of any DTE Energy Indemnitee in its capacity as such, (i) the provisions of this Agreement are solely for the benefit of the Parties and are not intended to confer upon any Person except the Parties any rights or remedies hereunder and (ii) there are no third-party beneficiaries of this Agreement and this Agreement shall not provide any third-party Person with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

SECTION 11.09. Notices. All notices or other communications under this Agreement shall be in writing and shall be provided in the manner set forth in the Separation Agreement.

SECTION 11.10. Survival. Notwithstanding anything to the contrary contained herein, Article VII, Article VIII, Article IX and Article XI of this Agreement shall survive the termination of this Agreement.

SECTION 11.11. Severability. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon any such determination, any such provision, to the extent determined to be invalid, void or unenforceable, shall be deemed replaced by a provision that such court determines is valid and enforceable and that comes closest to expressing the intention of the invalid, void or unenforceable provision.

SECTION 11.12. Headings. The article, section and paragraph headings contained in this Agreement, including in the table of contents of this Agreement, are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 11.13. Waivers of Default. No failure or delay of any Party (or the applicable member of its Group) in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default.

SECTION 11.14. Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of each Party.

SECTION 11.15. Interpretation. The rules of interpretation set forth in Section 11.15 of the Separation Agreement are incorporated by reference into this Agreement, mutatis mutandis.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

DTE ENERGY COMPANY

by	/s/ David Ruud
	Name:	David Ruud
	Title:	Senior Vice President & Chief Financial Officer

DT MIDSTREAM, INC.

by	/s/ David Slater
	Name:	David Slater
	Title:	President & Chief Executive Officer